Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Ron Gruendl	Andy Clark
	(412) 234-7157	(212) 635-1803

BNY MELLON REPORTS FIRST QUARTER EARNINGS OF $625 MILLION OR $0.50 PER SHARE

VERSUS FIRST QUARTER 2010:

—	TOTAL REVENUE +9%, FEE REVENUE +12%
—	INVESTMENT MANAGEMENT FEES +11%
—	INVESTMENT SERVICES FEES +27%

—	ASSETS UNDER MANAGEMENT +11%
—	$31 BILLION OF NET LONG TERM FLOWS IN 1Q11

—	ASSETS UNDER CUSTODY/ADMINISTRATION +14%

—	1Q11 INCLUDES $0.04 PER SHARE OF LITIGATION AND M&I EXPENSES

—	GENERATED $798 MILLION OF TIER 1 COMMON EQUITY IN 1Q11
—	TIER 1 COMMON RATIO 12.4% AND RETURN ON TIER 1 COMMON 21%

NEW YORK, April 19, 2011 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported first quarter net income applicable to common shareholders of $625 million, or $0.50 per common share, compared with net income from continuing operations applicable to common shareholders of $601 million, or $0.49 per common share, in the first quarter of 2010 and $690 million, or $0.55 per common share, in the fourth quarter of 2010.

“Over the past year, unlike many, we continued to grow revenue and earnings despite the challenging environment, and did so with a clean balance sheet. Sequentially, revenue was lower due to seasonality, as were expenses despite higher litigation costs,” said Robert P. Kelly, chairman and chief executive officer of BNY Mellon.

“A fundamental strength of our business model is the ability to rapidly grow capital and generate a high return on it. Specifically, in the first quarter of 2011, our capital grew at an annualized rate of 28 percent and we generated a 21 percent return on it. Over time this provides us with superior flexibility to invest in our businesses and return capital to our shareholders,” added Mr. Kelly.

Note:    See supplemental information beginning on page 9 for the calculation of the Tier 1 common ratio and return on Tier 1 common.

First Quarter Results - Unless otherwise noted, all comments begin with the results of the first quarter of 2011 and are compared to the first quarter of 2010, all information is reported on a continuing operations basis and sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

Reconciliation of total revenue						1Q11 vs.
(dollar amounts in millions)	1Q11		4Q10		1Q10	1Q10	4Q10

Fee and other revenue – GAAP	$2,838		$2,972		$2,529
Less: Net securities gains	5		1		7

Total fee revenue – GAAP	2,833		2,971		2,522	12%	(5)%
Income of consolidated investment management funds, net of noncontrolling interests (a)	66		45		41
Net interest revenue – GAAP	698		720		765

Total revenue excluding net securities gains – Non-GAAP	$3,597	(b)	$3,736	(b)	$3,328	8%	(4)%
Total revenue – GAAP	$3,646	(b)	$3,751	(b)	$3,359	9%	(3)%

(a)	See the Supplemental information section beginning on page 9.
(b)	Total revenue from the Acquisitions (described below) was $270 million in the first quarter of 2011 and $253 million in the fourth quarter of 2010.

•

Record levels of assets under custody and administration and assets under management in the first quarter of 2011 reflect higher market values and net new business. Assets under custody and administration amounted to $25.5 trillion at March 31, 2011, an increase of 14% compared with the prior year and 2% sequentially. The increase compared with March 31, 2010 also reflects the acquisitions of Global Investment Servicing (“GIS”) on July 1, 2010 and BHF Asset Servicing GmbH (“BAS”) on Aug. 2, 2010 (collectively, “the Acquisitions”). Assets under management, excluding securities lending assets, amounted to $1.2 trillion at March 31, 2011. This represents an increase of 11% compared with the prior year and 5% sequentially.

•

Investment services fees totaled $1.7 billion, an increase of 27% year-over-year and a decrease of 2% sequentially. The year-over-year results reflect the Acquisitions, new business and higher market values. The sequential decrease resulted from seasonally lower depositary receipts revenue, partially offset by new business and higher market values.

•

Investment management and performance fees were $764 million, an increase of 11% year-over-year and a decrease of 5% sequentially. Excluding performance fees, these fees totaled $747 million, an increase of 11% compared with the prior year period and 3% sequentially. Both increases reflect higher market values and net new business.

•

Foreign exchange and other trading revenue totaled $198 million compared with $262 million in the first quarter of 2010 and $258 million in the fourth quarter of 2010. In the first quarter of 2011, foreign exchange revenue totaled $173 million, a decrease of 1% year-over-year and 16% sequentially as increased volumes were more than offset by declines in volatility. Other trading revenue was $25 million in the first quarter of 2011, a decrease of $62 million compared with the first quarter of 2010 and $27 million compared with the fourth quarter of 2010. Both decreases were driven by lower fixed income and derivatives trading revenue.

•

Investment and Other income totaled $81 million, compared with $145 million in the first quarter of 2010 and $80 million in the fourth quarter of 2010. The decrease year-over-year primarily reflects a reduction in foreign currency translation revenue and lower lease residual gains.

•

Net interest revenue and the net interest margin (FTE) were $698 million and 1.49% compared with $720 million and 1.54% sequentially. The sequential decrease in net interest revenue was primarily driven by the continued impact of the low interest rate environment, partially offset by higher average assets.

There was no provision for credit losses in the first quarter of 2011, compared with a charge of $35 million in the first quarter of 2010 and a credit of $22 million in the fourth quarter of 2010.

Total noninterest expense

Reconciliation of noninterest expense						1Q11 vs.
(dollar amounts in millions)	1Q11		4Q10		1Q10	1Q10	4Q10

Noninterest expense – GAAP	$2,697		$2,803		$2,440	11%	(4)%
Less: Amortization of intangible assets	108		115		97
Restructuring charges	(6)		21		7
M&I expenses	17		43		26
Special litigation reserves	N/A		N/A		164

Total noninterest expense – Non-GAAP	$2,578	(a)	$2,624	(a)	$2,146	20%	(2)%

(a)	Noninterest expense from the Acquisitions was $203 million in the first quarter of 2011 and $196 million in the fourth quarter of 2010.

N/A – Not applicable.

—

Total noninterest expense (excluding amortization of intangible assets, restructuring charges, merger and integration (“M&I”) expenses and special litigation reserves) (Non-GAAP) increased 20% compared with the prior year period, primarily driven by the impact of the Acquisitions, and decreased 2% sequentially. The year-over-year increase, excluding the impact of the Acquisitions, reflects higher expenses associated with our revenue mix, higher litigation expense in 1Q11, higher pension and healthcare expenses, and continued investment in our franchise. The sequential decrease reflects seasonality, as well as higher expenses in the fourth quarter of 2010, partially offset by higher litigation and pension and healthcare expenses.

The effective tax rate was 29.3% in the first quarter of 2011, and on a continuing operations basis, was 29.1% in the first quarter of 2010 and 27.3% in the fourth quarter of 2010.

The unrealized net of tax gain on our total investment securities portfolio was $279 million at March 31, 2011 compared with $150 million at Dec. 31, 2010. The increase in the valuation of the investment securities portfolio was driven by narrowing credit spreads on non-agency residential mortgage-backed securities (“RMBS”).

Capital ratios	March 31, 2011 (a)	Dec. 31, 2010	March 31, 2010

Tier 1 capital ratio (b)	14.0%	13.4%	13.3%
Total (Tier 1 plus Tier 2) capital ratio (b)	16.8	16.3	17.2
Leverage capital ratio (b)	6.1	5.8	6.5
Common shareholders’ equity to total assets ratio (c)	12.5	13.1	13.5
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	5.9	5.8	6.1
Tier 1 common equity to risk-weighted assets ratio (b)(c)	12.4	11.8	11.6

(a)	Preliminary.
(b)	On a regulatory basis as determined under Basel 1 guidelines.
(c)	See the Supplemental information section beginning on page 9 for a calculation of these ratios.

We continued our strong capital generation in 1Q11. Our Tier 1 common equity increased $798 million, or 7%, compared with Dec. 31, 2010, primarily driven by earnings retention.

Quarterly dividend – On March 22, 2011, The Bank of New York Mellon Corporation announced a quarterly common stock dividend of $0.13 per common share, an increase of 44% from the prior period. This cash dividend is payable on May 10, 2011 to shareholders of record as of the close of business on April 29, 2011.

Organization of our businesses

In the first quarter of 2011, BNY Mellon realigned its internal reporting structure and business presentation to focus on its two principal businesses, Investment Management and Investment Services. The realignment reflects management’s current approach to assessing performance and decisions regarding resource allocations. Investment Management includes the former Asset Management and Wealth Management businesses. Investment Services includes the former Asset Servicing, Issuer Services and Clearing Services businesses as well as the Cash Management business previously included in the Treasury Services business. The credit-related activities previously included in the Treasury Services business, are now included in the Other segment. Accordingly, the income statement has been changed to reflect this realignment. The following are the changes to the income statement:

—	Investment management and performance fees consist of the former asset and wealth management fee revenue; and

—	Investment services fees consist of the former securities servicing fees, including asset servicing, issuer services, clearing services, as well as treasury services fee revenue.

All prior periods have been reclassified. The reclassifications did not affect the results of operations. See the Earnings Review for additional information on our businesses.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, offering superior investment management and investment services through a worldwide client-focused team. It has $25.5 trillion in assets under custody and administration and $1.2 trillion in assets under management, services $11.9 trillion in outstanding debt and processes global payments averaging $1.7 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available at www.bnymellon.com.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through March 31, 2011 and are available at www.bnymellon.com (Investor Relations - Financial Reports).

Conference Call Data

Robert P. Kelly, chairman and chief executive officer; Gerald L. Hassell, president; and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on April 19, 2011. This conference call and audio webcast will include forward-looking statements and may include other material information. Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on April 19, 2011. Replays of the conference call and audio webcast will be available beginning April 19, 2011 at approximately 2 p.m. EDT through Tuesday, May 3, 2011 by dialing (866) 479-2460 (U.S.) or (203) 369-1535 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended
(dollar amounts in millions, except per common share amounts and unless otherwise noted)	March 31, 2011	Dec. 31, 2010(a)	March 31, 2010(a)

Return on common equity (annualized) (b)	7.7%	8.5%	8.2%

Return on tangible common equity (annualized) – Non-GAAP (b)	24.3%	27.5%	25.8%

Fee and other revenue as a percentage of total revenue excluding securities gains	78%	79%	75%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$ 238	$ 246	$ 242

Percentage of non-U.S. fee, net interest revenue and income of consolidated investment management funds, net of noncontrolling interests	37%	38%	35%

Pre-tax operating margin (b)	26%	26%	26%
Non-GAAP adjusted (b)	28%	30%	34%

Net interest margin (FTE)	1.49%	1.54%	1.89%

Selected average balances
Interest-earning assets	$190,185	$187,597	$163,429
Assets of operations	$243,356	$241,734	$212,685
Total assets	$257,698	$256,409	$225,415
Interest-bearing deposits	$116,515	$111,776	$101,034
Noninterest-bearing deposits	$ 38,616	$ 39,625	$ 33,330
Total The Bank of New York Mellon Corporation shareholders’ equity	$ 32,827	$ 32,379	$ 29,715

Average common shares and equivalents outstanding (in thousands):
Basic	1,234,076	1,232,568	1,202,533
Diluted	1,238,284	1,235,670	1,206,286

Period-end data
Assets under management (in billions)	$ 1,229	$ 1,172	$ 1,105
Assets under custody and administration (in trillions)	$ 25.5	$ 25.0	$ 22.4
Cross-border assets (in trillions)	$ 9.9	$ 9.2	$ 8.8
Market value of securities on loan (in billions) (c)	$ 278	$ 278	$ 253

Employees	48,400	48,000	42,300

Book value per common share – GAAP (b)	$ 26.78	$ 26.06	$ 24.47
Tangible book value per common share – Non-GAAP (b)	$ 9.67	$ 8.91	$ 8.69
Cash dividends per common share	$ 0.09	$ 0.09	$ 0.09
Closing common stock price per common share	$ 29.87	$ 30.20	$ 30.88
Market capitalization	$37,090	$37,494	$37,456

(a)	Presented on a continuing operations basis.
(b)	See Supplemental information beginning on page 9 for a calculation of these ratios.
(c)	Represents the securities on loan, both cash and non-cash, managed by the Investment Services business.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended
(in millions)	March 31, 2011	Dec. 31, 2010 (a)	March 31, 2010 (a)

Fee and other revenue
Investment services fees:
Asset servicing	$923	$914	$637
Issuer services	351	409	333
Clearing services	292	278	230
Treasury services	128	129	131

Total investment services fees	1,694	1,730	1,331
Investment management and performance fees	764	800	686
Foreign exchange and other trading revenue	198	258	262
Distribution and servicing	53	55	48
Financing-related fees	43	48	50
Investment and other income	81	80	145

Total fee revenue	2,833	2,971	2,522
Net securities gains	5	1	7

Total fee and other revenue	2,838	2,972	2,529
Operations of consolidated investment management funds
Investment income	222	176	155
Interest of investment management fund note holders	112	117	90

Income of consolidated investment management funds	110	59	65
Net interest revenue
Interest revenue	867	913	883
Interest expense	169	193	118

Net interest revenue	698	720	765
Provision for credit losses	-	(22)	35

Net interest revenue after provision for credit losses	698	742	730
Noninterest expense
Staff	1,424	1,417	1,220
Professional, legal and other purchased services	283	320	241
Software and equipment	206	207	169
Net occupancy	153	158	137
Distribution and servicing	111	104	89
Sub-custodian	68	70	52
Business development	56	88	52
Other	277	260	350

Subtotal	2,578	2,624	2,310

Amortization of intangible assets	108	115	97
Restructuring charges	(6)	21	7
Merger and integration expenses	17	43	26

Total noninterest expense	2,697	2,803	2,440

Income
Income from continuing operations before income taxes	949	970	884
Provision for income taxes	279	265	258

Net income from continuing operations	670	705	626
Discontinued operations:
Loss from discontinued operations	-	(18)	(70)
Benefit for income taxes	-	(7)	(28)

Net loss from discontinued operations	-	(11)	(42)

Net income	670	694	584
Net (income) loss attributable to noncontrolling interests (b)	(45)	(15)	(25)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$625	$679	$559

(a)	In the first quarter of 2011, BNY Mellon realigned its internal reporting structure. See Organization of our businesses on page 4 for additional information.
(b)	Includes income of $(44) million for the first quarter of 2011, $(14) million for the fourth quarter of 2010 and $(24) million for the first quarter of 2010, related to consolidated investment management funds.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement - continued

Earnings per common share applicable to common shareholders of The Bank of New York Mellon Corporation (a) (in dollars)	Quarter ended

	March 31, 2011	Dec. 31, 2010	March 31, 2010

Basic:
Net income from continuing operations	$0.50	$0.55	$0.50
Net loss from discontinued operations	-	(0.01)	(0.04)

Net income applicable to common stock	$0.50	$0.55 (b)	$0.46

Diluted:
Net income from continuing operations	$0.50	$0.55	$0.49
Net loss from discontinued operations	-	(0.01)	(0.03)

Net income applicable to common stock	$0.50	$0.54	$0.46

(a)	Basic and diluted earnings per share are determined based on the net income reported on the income statement less earnings allocated to participating securities of $6 million in the first quarter of 2011, $6 million in the fourth quarter of 2010 and $5 million in the first quarter of 2010, and the excess of redeemable value over the fair value of noncontrolling interests of $6 million in the first quarter of 2011.
(b)	Does not foot due to rounding.

Reconciliation of net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation (in millions)	Quarter ended

	March 31, 2011	Dec. 31, 2010	March 31, 2010

Net income from continuing operations	$670	$705	$626
Net (income) loss attributable to noncontrolling interests	(45)	(15)	(25)

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	625	690	601
Net loss from discontinued operations	-	(11)	(42)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$625	$679	$559

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	March 31, 2011	Dec. 31, 2010

Assets
Cash and due from:
Banks	$4,058	$3,675
Interest-bearing deposits with the Federal Reserve and other central banks	24,607	18,549
Interest-bearing deposits with banks	58,788	50,200
Federal funds sold and securities purchased under resale agreements	4,756	5,169
Securities:
Held-to-maturity (fair value of $3,558 and $3,657)	3,557	3,655
Available-for-sale	62,751	62,652

Total securities	66,308	66,307
Trading assets	8,085	6,276
Loans	40,012	37,808
Allowance for loan losses	(467)	(498)

Net loans	39,545	37,310
Premises and equipment	1,662	1,693
Accrued interest receivable	546	508
Goodwill	18,156	18,042
Intangible assets	5,617	5,696
Other assets	19,617	18,790
Assets of discontinued operations	-	278

Subtotal assets of operations	251,745	232,493
Assets of consolidated investment management funds, at fair value:
Trading assets	13,760	14,121
Other assets	939	645

Subtotal assets of consolidated investment management funds, at fair value	14,699	14,766

Total assets	$266,444	$247,259

Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$40,105	$38,703
Interest-bearing deposits in domestic offices	38,705	37,937
Interest-bearing deposits in foreign offices	83,686	68,699

Total deposits	162,496	145,339
Federal funds purchased and securities sold under repurchase agreements	5,435	5,602
Trading liabilities	7,936	6,911
Payables to customers and broker-dealers	10,550	9,962
Commercial paper	13	10
Other borrowed funds	1,161	2,858
Accrued taxes and other expenses	5,690	6,164
Other liabilities (including allowance for lending related commitments of $87 and $73)	8,491	7,176
Long-term debt	17,215	16,517

Subtotal liabilities of operations	218,987	200,539
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	13,313	13,561
Other liabilities	4	2

Subtotal liabilities of consolidated investment management funds, at fair value	13,317	13,563

Total liabilities	232,304	214,102

Temporary equity
Redeemable noncontrolling interests	105	92
Permanent equity
Common stock-par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,246,960,225 and 1,244,608,989 common shares	12	12
Additional paid-in capital	22,996	22,885
Retained earnings	11,405	10,898
Accumulated other comprehensive loss, net of tax	(1,003)	(1,355)
Less: Treasury stock of 5,236,340 and 3,078,794 common shares, at cost	(152)	(86)

Total The Bank of New York Mellon Corporation shareholders’ equity	33,258	32,354
Nonredeemable noncontrolling interests	-	12
Nonredeemable noncontrolling interests of consolidated investment management funds	777	699

Total permanent equity	34,035	33,065

Total liabilities, temporary equity and permanent equity	$266,444	$247,259

Consolidated net income applicable to common shareholders

Net income applicable to common shareholders totaled $625 million, or $0.50 per common share, in the first quarter of 2011, compared with net income applicable to common shareholders, including discontinued operations, of $679 million, or $0.54 per common share, in the fourth quarter of 2010 and $559 million, or $0.46 per common share, in the first quarter of 2010.

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations is a measure of capital strength that provides additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. Unlike the Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains; and expense measures which exclude special litigation reserves taken in the first quarter of 2010, restructuring charges, M&I expenses and amortization of intangible assets expenses. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. Operating margin measures also exclude noncontrolling interests related to consolidated investment management funds. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the Acquisitions which were consummated in the third quarter of 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains, BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other group of businesses. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated investment management funds, net of noncontrolling interest related to the consolidation of certain asset management funds permits investors to view revenue on a basis consistent with prior periods. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding these charges permits investors to view expenses on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses.

In this Earnings Release, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

Income from consolidated investment management funds, net of noncontrolling interests (in millions)	1Q11	4Q10	1Q10

Operations of consolidated investment management funds	$ 110	$ 59	$ 65
Less: Noncontrolling interests of consolidated investment management funds	44	14	24

Income from consolidated investment management funds, net of noncontrolling interests	$ 66	$ 45	$ 41

Investment management and performance fee revenue (dollars in millions)				1Q11 vs.
	1Q11	4Q10	1Q10	1Q10	4Q10

Investment management and performance fee revenue	$764	$800	$686	11%	(5)%
Less: Performance fees	17	73	13

Investment management fee revenue excluding performance fees	$747	$727	$673	11%	3%

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin (dollars in millions)	1Q11	4Q10	1Q10

Income from continuing operations before income taxes – GAAP	$ 949	$ 970	$ 884
Less: Netsecurities gains	5	1	7
Noncontrolling interests of consolidated investment management funds	44	14	24
Add: Speciallitigation reserves	N/A	N/A	164
Restructuring charges	(6)	21	7
M&I expenses	17	43	26
Amortization of intangible assets	108	115	97

Income from continuing operations before income taxes excluding net securities gains, noncontrolling interests of consolidated investment management funds, special litigation reserves, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$1,019	$1,134	$1,147

Fee and other revenue – GAAP	$2,838	$2,972	$2,529
Income of consolidated investment management funds – GAAP	110	59	65
Net interest revenue – GAAP	698	720	765

Total revenue – GAAP	3,646	3,751	3,359
Less: Net securities gains	5	1	7
Noncontrolling interests of consolidated investment management funds	44	14	24

Total revenue excluding net securities gains and noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,597	$3,736	3,328

Pre-tax operating margin (a)	26%	26%	26%
Pre-tax operating margin excluding net securities gains, noncontrolling interests of consolidated investment management funds, special litigation reserves, restructuring charges,
M&I expenses and amortization of intangible assets – Non-GAAP (a)	28%	30%	34%

(a)	Income before taxes divided by total revenue.
N/A	– Not applicable.

Return on common equity and tangible common equity
(dollars in millions)	1Q11	4Q10 (a)	1Q10 (a)

Net income applicable to common shareholders of
The Bank of New York Mellon Corporation – GAAP	$625	$679	$559
Less: Loss from discontinued operations, net of tax	-	(11)	(42)

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	625	690	601
Add: Amortization of intangible assets	68	72	62

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	$693	$762	$663
Average common shareholders’ equity	$32,827	$32,379	$29,715
Less: Average goodwill	18,121	18,073	16,143
Average intangible assets	5,664	5,761	5,513
Add: Deferred tax liability – tax deductible goodwill	862	816	720
Deferred tax liability – non-tax deductible intangible assets	1,658	1,625	1,660

Average tangible common shareholders’ equity – Non-GAAP	$11,562	$10,986	$10,439
Return on common equity– GAAP (b)	7.7%	8.5%	8.2%
Return on tangible common equity – Non-GAAP (b)	24.3%	27.5%	25.8%

(a)	Presented on a continuing operations basis.
(b)	Annualized.

Equity to assets and book value per common share	March 31,	Dec. 31,	March 31,
(dollars in millions, unless otherwise noted)	2011	2010	2010

Common shareholders’ equity at period end – GAAP	$33,258	$32,354	$29,683
Less: Goodwill	18,156	18,042	16,077
Intangible assets	5,617	5,696	5,449
Add: Deferred tax liability – tax deductible goodwill	862	816	720
Deferred tax liability – non-tax deductible intangible assets	1,658	1,625	1,660

Tangible common shareholders’ equity at period end – Non-GAAP	$12,005	$11,057	$10,537
Total assets at period end – GAAP	$266,444	$247,259	$220,551
Less: Assets of consolidated investment management funds	14,699	14,766	12,568

Subtotal assets of operations – Non-GAAP	251,745	232,493	207,983
Less: Goodwill	18,156	18,042	16,077
Intangible assets	5,617	5,696	5,449
Cash on deposit with the Federal Reserve and other central banks (a)	24,613	18,566	14,709

Tangible assets of operations at period end – Non-GAAP	$203,359	$190,189	$171,748
Common shareholders’ equity to total assets – GAAP	12.5%	13.1%	13.5%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	5.9%	5.8%	6.1%
Period end common shares outstanding (in thousands)	1,241,724	1,241,530	1,212,941
Book value per common share	$26.78	$26.06	$24.47
Tangible book value per common share – Non-GAAP	$9.67	$8.91	$8.69

(a)	Assigned a zero percent risk weighting by the regulators.

Calculation of Tier 1 common equity to risk-weighted assets ratio (a)	March 31,		Dec. 31,	March 31,
(dollars in millions)	2011	(b)	2010	2010

Total Tier 1 capital	$14,405		$13,597	$13,426
Less: Trust preferred securities	1,686		1,676	1,667

Total Tier 1 common equity	$12,719		$11,921	$11,759
Total risk-weighted assets	$102,963		$101,407	$101,197
Tier 1 common equity to risk-weighted assets ratio	12.4%		11.8%	11.6%

(a) On a regulatory basis using Tier 1 capital as determined under Basel I guidelines.

(b) Preliminary.

Return on Tier 1 common equity (dollars in millions)	1Q11

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$625
Average Tier 1 common equity	$12,320
Return on Tier 1 common equity (a)	21%

(a) Annualized.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements on our ability to grow and generate a high rate of return on capital and our flexibility in our businesses. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of April 19, 2011 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.